EXHIBIT 99.1

Mesa Energy Holdings, Inc. Provides Drilling and Operational Update

Mesa Energy Holdings, Inc. (the “Company”) (OTCBB: MSEH), an oil and gas exploration and production company, announced today that it has completed a successful workover of the LLDSB # 10 well in its Lake Hermitage Field in Plaquemines Parish, Louisiana and that the initial results have been promising, with daily production rates as high as 200 BOD. The Company is continuing its workover and recompletion activity in the field and expects additional results soon.

Due to a series of complications, the Company has abandoned the Thomas Unit #6H well in its Turkey Creek Project in Garfield County, Oklahoma. The mechanical failure of a drilling motor assembly combined with a very difficult shale section just above the Mississippi Limestone precipitated a series of issues that ultimately could not be overcome. However, the extensive logging and testing of the pilot hole early in the drilling process has provided the Company with valuable information, not only about the Mississippian Lime but also about the Woodford Shale, a highly prospective zone immediately beneath it. The team will fully evaluate the results of this effort and is looking forward to additional drilling and expansion of the Company’s acreage position in the Mississippian Limestone play later this year.

“We are pleased with the activities in the Lake Hermitage Field but are obviously disappointed in the mechanical failure and subsequent abandonment of the Thomas #6H well. Complications associated with initial drilling activities in a new field are a part of the challenges that any company endures; however we are very encouraged with the preliminary findings and we are confident that our next efforts in the Mississippian Limestone will be successful,” said Randy M. Griffin, CEO of Mesa Energy Holdings, Inc. Mr. Griffin added, “Also, we expect to close our transaction with Armada Oil, Inc. in the very near future and to begin preparations for commencement of an additional horizontal drilling program in the Niobrara Shale in southeast Wyoming later this year.”

About Mesa Energy Holdings, Inc.

Headquartered in Dallas, TX, Mesa Energy Holdings, Inc. is a growth-oriented Exploration and Production (E&P) company with a definitive focus on growing reserves and net asset value per share, primarily through the acquisition and enhancement of high quality producing properties and the development of highly diversified developmental drilling opportunities. The company currently owns producing oil properties in Plaquemines and Lafourche Parishes in Louisiana as well as developmental properties in Garfield and Major Counties, OK and Wyoming County, NY.

More information about the Company may be found at http://mesaenergy.us.

Forward-Looking Statements

Certain statements in this news release, which are not historical facts, are forward-looking statements. These statements are subject to risks and uncertainties. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Actual results may differ materially from those currently anticipated due to a number of factors which may be beyond the reasonable control of the Company, including, but not limited to, the Company’s ability to locate and acquire suitable interests in oil and gas properties on terms acceptable to the Company, the availability and pricing of additional capital to finance operations and leasehold acquisitions, the ability of the Company to build and maintain a successful operations infrastructure, the intensity of competition and changes and volatility in energy prices. Readers are urged not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release. Additional information on risks and other factors that may affect the business and financial results of the Company can be found in the filings of the Company with the U.S. Securities and Exchange Commission at www.sec.gov.

Contact:

Mesa Energy Holdings, Inc.
IR@mesaenergy.us
972-490-9595